SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    June 12, 2001

PINNACLE WEST CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Arizona	1-8962	86-0512431
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

400 North Fifth St., P.O. Box 53999, Phoenix, Arizona	85072-3999
(Address of principal executive offices)	(Zip Code)

(602) 250-1000
(Registrant's telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

Pinnacle West Capital Corporation is meeting with investors and analysts in New York, New York on June 12-13, 2001. The written materials to be utilized at these meetings are attached hereto as Exhibit 99.1.

Forward-Looking Statements

This document contains forward-looking statements based on current expectations and we assume no obligation to update these statements. Because actual results may differ materially from expectations, we caution readers not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from results or outcomes currently expected or sought by us. These factors include the ongoing restructuring of the electric industry; the outcome of regulatory and legislative proceedings relating to the restructuring; regional economic and market conditions, including the California energy situation, which could affect customer growth and the cost of power supplies; the cost of debt and equity capital; weather variations affecting local and regional customer energy usage; conservation programs; power plant performance; the successful completion of our generation expansion program; regulatory issues associated with generation expansion, such as permitting and licensing; our ability to compete successfully outside traditional regulated markets (including the wholesale market); technological developments in the electric industry; and the strength of the real estate market in SunCor's market areas, which include Arizona, New Mexico and Utah.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)

Dated: June 8, 2001	By: Michael V. Palmeri
Michael V. Palmeri
Vice President, Finance